Exhibit 10.45

EXECUTION VERSION

amendment to fixed price convertible promissory notes

This Amendment to Fixed Price Convertible Promissory Notes is made as of October 30th, 2026 (this “Amendment”), by and among Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”), and the undersigned holders of one or more Notes (as defined below) (the “Holders”).

RECITALS

WHEREAS, the Company has issued the following two convertible subordinate promissory notes (each, a “Note,” and collectively, the “Notes”): (i) that certain Convertible Subordinate Promissory Note, dated as of November 14, 2025, by Mobilewalla Holdco, Inc. (as Payor) to Neil M. Metzheiser (as Holder), designated CN-104, in the principal amount of $200,000.00; and (ii) that certain Convertible Subordinate Promissory Note, dated as of December 1, 2025, by Mobilewalla Holdco, Inc. (as Payor) to Soumita Roy Choudhury (as Holder), designated CN-106, in the principal amount of $34,335.00, representing an aggregate principal amount of $234,335.00;

WHEREAS, Section 1 of each Note provides that the Note is issued as part of a series of substantially identical notes and that “Majority Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Majority Holders”), and the Notes differ materially in tenor from the convertible promissory notes issued by the Company from June 2021 to November 2025 and designated CN-78 through CN-103 and CN-105 (the “Legacy Notes”), including as to interest rate, conversion mechanics and conversion price, and accordingly constitute a series separate from the Legacy Notes, such that the holders of a majority in aggregate principal amount of the Legacy Notes have no power to amend, waive or extend any term of the Notes;

WHEREAS, each Note provides that it matures on November 1, 2026, as such date is extended from time to time in the Majority Holders’ sole discretion (as so extended, the “Maturity Date”), and Section 11 of each Note provides that any term of the Note may be amended or waived only with the written consent of the Company and the Majority Holders, and that any amendment or waiver approved by the Majority Holders is binding on each holder of a Note whether or not such holder has executed the same;

WHEREAS, the Company, SPACSphere Acquisition Corp. and SPACSphere Merger Sub Inc. are parties to that certain Business Combination Agreement, dated as of May 29, 2026 (as amended or modified from time to time, the “BCA”), and the transactions contemplated thereby and by the ancillary agreements thereto are referred to herein as the “Transactions”; and

WHEREAS, the Transactions are not expected to be consummated prior to November 1, 2026, and the Holders desire to extend the Maturity Date of each Note to March 31, 2027 so that each Note matures on the same date as the Company’s other outstanding convertible promissory notes.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Holders, constituting the Majority Holders and the holders of all of the Notes, hereby irrevocably consent to the amendment of each outstanding Note as set forth below:

1.
Extension of Maturity Date.
a.
The Maturity Date of each Note is hereby extended from November 1, 2026 to March 31, 2027 (the “Extended Maturity Date”), and each reference in any Note to “November 1, 2026” as the Maturity Date shall be deemed a reference to the Extended Maturity Date.
b.
This Section 1 is given by the Majority Holders in the exercise of their right under each Note to extend the Maturity Date from time to time in their sole discretion, and applies to each of the Notes.

c.
Nothing in this Section 1 limits the right of the Majority Holders to further extend the Maturity Date from time to time in their sole discretion in accordance with the terms of the Notes.
d.
The extension effected by this Section 1 is effective upon execution of this Amendment by the Company and the Majority Holders, is binding on each holder of a Note whether or not such holder has executed this Amendment, and shall survive any termination of the BCA.
2.
Confirmation of Majority Holder Status.
a.
The Company and the Holders confirm that, as of the date hereof, (i) the aggregate outstanding principal amount of all Notes is $234,335.00, (ii) the holder of the Note designated CN-104 holds $200,000.00 in aggregate principal amount, being approximately 85.3% of that amount, and accordingly constitutes the Majority Holders, and (iii) the Notes are held by two holders, each of which is executing this Amendment.
b.
The Holders confirm that the Notes constitute a series of substantially identical notes and that no consent of the holders of any such other notes is required for, or is relied upon in connection with, this Amendment.
3.
No Other Amendment.
4.
a.
Except for the extension of the Maturity Date effected by Section 1, no term of any Note is amended, modified or waived hereby.
b.
No determination is made hereby as to whether the Transactions constitute a Transaction within the meaning of Section 3 of the Notes or otherwise give rise to a conversion of the Notes, and all rights of the Company and of each Holder in that regard are reserved.
c.
This Amendment is not, and shall not be construed as, a waiver of any right or remedy of any Holder or of the Company under any Note, and does not constitute a novation of any Note.
5.
General.
a.
The Notes, as amended by this Amendment, constitute the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.
b.
Upon effectiveness of this Amendment, on and after the date hereof, each reference in the Notes to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Notes, as amended by this Amendment. Except as specifically amended above, the Notes shall remain in full force and effect.
c.
This Amendment and any controversy arising out of or relating to this Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of laws principles.
d.
This Amendment may be executed in counterparts, including by electronic or facsimile signature, each of which shall be deemed an original but all of which, taken together, constitute one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

MOBILEWALLA HOLDCO, INC.

By: /s/ Anindya Datta
Name: Anindya Datta
Title: Chief Executive Officer

HOLDER

By: /s/ Neil Metzheiser
Name: Neil M. Metzheiser

HOLDER

By: /s/ Soumita Roy Choudhury
Name: Soumita Roy Choudhury

[Signature Page to Amendment to Fixed Price Convertible Promissory Notes]